UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 1, 2024

SOTERA HEALTH COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39729	47-3531161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9100 South Hills Blvd, Suite 300

Broadview Heights, Ohio 44147

(Address of Principal Executive Offices) (Zip Code)

(440) 262-1410

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which registered
Common stock, $0.01 par value per share	SHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 1, 2024, Sotera Health Company (the “Company”) and Sotera Health Holdings, LLC (“SHH”) entered into Amendment No. 3 (the “Amendment”) to the First Lien Credit Agreement dated as of December 13, 2019 by and among the Company, SHH, certain subsidiaries of the Company, JPMorgan Chase Bank, N.A., as First Lien Administrative Agent and the lenders and issuing banks party thereto (the “Credit Agreement”).

Among other changes, the Amendment provides (i) for new commitments under the existing revolving credit facility (the “Revolving Credit Facility”) to replace existing revolving commitments in an aggregate principal amount of $83,000,000, (ii) that certain of the lenders providing revolving credit commitments shall also provide additional commitments for the issuance of letters of credit under the Revolving Credit Facility in an aggregate principal amount of $37,500,000 and (iii) for the extension of the maturity date of the Revolving Credit Facility to the earlier of (a) March 1, 2029, and (b) the date that is 91 days prior to the maturity date of the Company’s existing term loans.

The Amendment does not give effect to any other material changes to the terms and conditions of the Credit Agreement, including with respect to the amount of commitments under the Revolving Credit Facility which remains $423.750 million, the representations and warranties, events of default, affirmative or negative covenants.

The foregoing description of certain provisions of the Amendment and the underlying Credit Agreement does not purport to be complete and is qualified in its entirety by the full text of the Credit Agreement and the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K above is incorporated herein by reference.

Item 8.01	Other Events

Underwriting Agreement

On February 28, 2024, the Company, certain stockholders named in Schedule 2 thereto (the “Selling Stockholders”) and J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, Citigroup Global Markets Inc. and Jefferies LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), entered into an underwriting agreement (the “Underwriting Agreement”) relating to the sale of up to 28,750,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a price of $14.3075 per share, subject to and upon the terms and conditions set forth therein. On March 4, 2024, the Selling Stockholders sold 28,750,000 shares of Common Stock to the Underwriters pursuant to the Underwriting Agreement.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the copy thereof, which is filed herewith as Exhibit 1.1 and is incorporated herein by reference. The opinion of Cleary Gottlieb Steen & Hamilton LLP, relating to the validity of the Common Stock, is filed as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1*	Underwriting Agreement, dated February 28, 2024, among the Company, J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., and Jefferies LLC, as representatives of the several underwriters named therein, and the selling stockholders named in Schedule 2 thereto.

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

10.1**	Amendment No. 3, dated as of March 1, 2024, to the First Lien Credit Agreement dated as of December 13, 2019 by and among Sotera Health Company, Sotera Health Holdings, LLC, certain subsidiaries of Sotera Health Company, JPMorgan Chase Bank, N.A., as First Lien Administrative Agent and the lenders and issuing banks party thereto.

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included as part of Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain portions of this Exhibit have been omitted pursuant to Regulation S-K Item 601(a)(6) promulgated under the Exchange Act. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

**	Portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sotera Health Company
(Registrant)

Date: March 4, 2024	By:	/s/ Jonathan M. Lyons
Jonathan M. Lyons
Senior Vice President and Chief Financial Officer